Exhibit 99(a)

Windstream reports solid third-quarter results

Release date: Nov. 8, 2007

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) generated solid financial results in the third quarter through higher revenue from sales of broadband and data services.

“Windstream delivered a solid financial performance in the third quarter, while continuing to drive broadband and digital TV sales,” said Jeff Gardner, president and CEO. “We also completed our acquisition of CT Communications and are very pleased with the progress we have made integrating the new operations. We expect to complete the integration process by the end of the first quarter of 2008.”

Windstream completed its acquisition of CT Communications, Inc. (CTC) on Aug. 31. The transaction nearly doubled Windstream’s presence in North Carolina by adding 132,000 access lines and 31,000 broadband customers.

Windstream achieved diluted earnings per share under Generally Accepted Accounting Principles (GAAP) of 25 cents for the third quarter. The GAAP results include results for the company’s directory publishing business and CTC for the month of September in addition to one-time transaction expenses associated with the CTC acquisition and the split-off of the publishing business scheduled to close during the fourth quarter.

Among the highlights for the third quarter on a GAAP basis:

•	Revenues were $823 million, a 7 percent increase from a year ago.

•	Operating income was $289 million, a 14 percent increase year-over-year.

•

Net income was $118 million, a 40 percent decline from a year ago due to an extraordinary item in the third quarter of 2006 resulting in a non-cash after-tax gain of approximately $100 million related to the discontinuance of Statement of Financial Accounting Standard (SFAS) No. 71.

Among the pro forma highlights for the third quarter from current businesses:

•	Revenues were $823 million, a 2 percent increase year-over-year.

•	Operating income was $280 million, an increase of 5 percent from a year ago.

•	Operating income before depreciation and amortization was $420 million, a 3 percent increase from a year ago.

•	Average revenue per customer per month was $81.61, an 8 percent increase from a year ago.

Windstream’s pro forma results from current businesses include CTC results for the entire third quarter and exclude results for Windstream’s directory publishing business and transaction expenses associated with the publishing split-off and the CTC acquisition.

On a pro forma basis from current businesses, which include CTC results solely for the month of September, Windstream generated $792 million in revenues and $411 million in operating income before depreciation and amortization during the third quarter.

Operational highlights

Windstream added more than 48,000 broadband customers, bringing its total broadband customer base to approximately 830,000 – an increase of 32 percent year-over-year and a penetration rate of 26 percent of total access lines.

The company added more than 27,000 digital TV customers, bringing its total digital TV customer base to approximately 178,000 – an increase of 189 percent year-over-year and a penetration rate of 5 percent of total lines.

Total access lines declined approximately 46,000. Total lines at the end of the quarter were 3.24 million, a 4.7 percent decline year-over-year.

Windstream also announced it has received a private letter ruling from the Internal Revenue Service regarding the split-off of the company’s directory publishing business in a tax-free transaction to Welsh, Carson, Anderson & Stowe, a private equity investment firm. Windstream will repurchase approximately 19.6 million shares, retire approximately $210 million in debt and receive roughly $40 million in cash for additional debt retirement or stock repurchase through the transaction, which was originally announced on Dec. 12, 2006. Windstream expects to close the transaction by the end of the fourth quarter.

Windstream was formed July 17, 2006, through the spinoff from Alltel and merger with VALOR Communications Group, Inc.

Windstream’s GAAP results reflect the Alltel wireline business for the entire year of 2006 through the third quarter of 2007; the VALOR business starting July 17, 2006; and CTC’s business starting Sept. 1, 2007. Pro forma results from current businesses are non-GAAP financial measures that include results from VALOR and CTC for periods prior to the merger, and excludes various non-recurring items related to the transactions, the discontinuance of SFAS No. 71 and the split-off of the company’s directory publishing business. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is included in the following financial schedules.

Conference call

Windstream will hold a conference call at 7:30 a.m. CST today to discuss the company’s third-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-866-873-7782, conference ID 19767785, five minutes prior to the start time.

The international dial-in number is 1-660-422-4943, conference ID 19767785.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight CST on Nov. 15. The replay can be accessed by dialing 1-800-642-1687, conference ID 19767785.

The international dial-in number for the replay is 1-706-645-9291, conference ID 19767785.

Web cast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the Web cast will be available on the Web site beginning at 10:30 a.m. CST today.

About Windstream

Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.3 billion in annual revenues. For more information, visit www.windstream.com.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; the adoption of inter-carrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; an adverse development regarding the tax treatment of the spinoff from Alltel on July 17, 2006, and the restrictions on certain financing and other activities imposed by the tax sharing agreement with Alltel; the failure successfully to complete the contemplated split-off of Windstream’s directory publishing business, Windstream Yellow Pages, in what Windstream expects to be a tax-free transaction to affiliates of Welsh, Carson, Anderson & Stowe; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2006. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

4

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30, 2007	September 30, 2006	Increase (Decrease) Amount	%	September 30, 2007	September 30, 2006	Increase (Decrease) Amount	%
UNDER GAAP
Revenues and sales:
Service revenues	$746.7	$693.5	$53.2	8	$2,196.8	$1,901.7	$295.1	16
Product sales	75.9	77.9	(2.0)	(3)	236.2	304.0	(67.8)	(22)

Total revenues and sales	822.6	771.4	51.2	7	2,433.0	2,205.7	227.3	10

Costs and expenses:
Cost of services	246.6	234.9	11.7	5	735.2	620.6	114.6	18
Cost of products sold	46.8	48.3	(1.5)	(3)	143.4	234.7	(91.3)	(39)
Selling, general, administrative and other	104.8	94.6	10.2	11	309.2	259.1	50.1	19
Depreciation and amortization	132.7	124.1	8.6	7	384.7	325.6	59.1	18
Royalty expense to Alltel	—	—	—	—	—	129.6	(129.6)	(100)
Restructuring and other charges	3.1	15.4	(12.3)	(80)	9.5	22.9	(13.4)	(59)

Total costs and expenses	534.0	517.3	16.7	3	1,582.0	1,592.5	(10.5)	(1)

Operating income	288.6	254.1	34.5	14	851.0	613.2	237.8	39
Other income, net	0.2	2.5	(2.3)	(92)	11.7	3.7	8.0	216
Loss on extinguishment of debt	—	(7.9)	7.9	100	—	(7.9)	7.9	100
Intercompany interest income from Alltel	—	—	—	—	—	31.9	(31.9)	(100)
Interest expense	(109.6)	(91.4)	(18.2)	(20)	(332.4)	(99.8)	(232.6)	(233)

Income before income taxes and extraordinary item	179.2	157.3	21.9	14	530.3	541.1	(10.8)	(2)
Income taxes	61.5	60.9	0.6	1	196.8	213.2	(16.4)	(8)

Income before extraordinary item	117.7	96.4	21.3	22	333.5	327.9	5.6	2
Extraordinary item, net of income taxes	—	99.7	(99.7)	(100)	—	99.7	(99.7)	(100)

Net income	$117.7	$196.1	$(78.4)	(40)	$333.5	$427.6	$(94.1)	(22)

Weighted average common shares:
Basic	473.8	461.4	12.4	3	473.6	422.4	51.2	12
Diluted	474.9	461.6	13.3	3	474.8	422.5	52.3	12

Earnings per share:
Basic:
Income before extraordinary item	$.25	$.21	$ .04	19	$.70	$ .78	$(.08)	(10)
Extraordinary item	—	.22	(.22)	(100)	—	.23	(.23)	(100)

Net income	$.25	$.43	$(.18)	(42)	$.70	$1.01	$(.31)	(31)

Diluted:
Income before extraordinary item	$.25	$.21	$ .04	19	$.70	$ .78	$(.08)	(10)
Extraordinary item	—	.22	(.22)	(100)	—	.23	(.23)	(100)

Net income	$.25	$.43	$(.18)	(42)	$.70	$1.01	$(.31)	(31)

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (A)
Revenues and sales	$822.6	$807.7	$14.9	2	$2,457.6	$2,390.4	$67.2	3
Operating income before depreciation and amortization (OIBDA)	$419.6	$407.8	$11.8	3	$1,242.2	$1,233.9	$8.3	1

(A)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the spin off of the Alltel Corporation (“Alltel”) wireline division and merger of that business with Valor Communications Group, Inc. (“Valor”), the discontinuance of the application of Statement of Financial Accounting Standard (“SFAS”) No. 71, the split off of the directory publishing business and the acquisition of CT Communications, Inc. (“CTC”). For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, customers in thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30, 2007	September 30, 2006	Increase (Decrease) Amount	%	September 30, 2007	September 30, 2006	Increase (Decrease) Amount	%
UNDER GAAP
Wireline:
Revenues and sales	$786.6	$728.1	$58.5	8	$2,317.9	$1,977.9	$340.0	17
Access lines	3,241.4	3,263.3	(21.9)	(1)
Net access line additions (C)
Internal	(45.0)	(35.6)	(9.4)	(26)	(108.7)	(92.9)	(15.8)	(17)
Acquired	132.2	500.9	(368.7)	(74)	132.2	500.9	(368.7)	(74)

Net access line additions	87.2	465.3	(378.1)	(81)	23.5	408.0	(384.5)	(94)

Average access lines	3,162.2	3,156.0	6.2	—	3,180.4	2,959.9	220.5	7
Broadband customers	830.2	603.1	227.1	38
Net broadband additions
Internal	46.7	54.4	(7.7)	(14)	143.2	138.4	4.8	3
Acquired	30.9	67.0	(36.1)	(54)	30.9	67.0	(36.1)	(54)

Net broadband additions	77.6	121.4	(43.8)	(36)	174.1	205.4	(31.3)	(15)

Average revenue per customer per month (A)	$82.92	$76.90	$6.02	8	$80.98	$74.25	$6.73	9
Digital satellite television customers	177.5	61.5	116.0	189
Net digital satellite television additions
Internal	27.4	28.1	(0.7)	(2)	89.8	52.3	37.5	72
Acquired	—	—	—	—	—	—	—	—

Net digital satellite television additions	27.4	28.1	(0.7)	(2)	89.8	52.3	37.5	72

Long distance customers	2,065.5	1,973.0	92.5	5
Net long distance customer additions (C)
Internal	2.6	5.4	(2.8)	(52)	(13.5)	16.4	(29.9)	(182)
Acquired	121.9	239.7	(117.8)	(49)	121.9	239.7	(117.8)	(49)

Net long distance customer additions	124.5	245.1	(120.6)	(49)	108.4	256.1	(147.7)	(58)

Wireless:
Wireless customers	51.1	—	51.1		51.1	—	51.1
Internal	—	—	—		—	—	—
Acquired	51.1	—	51.1		51.1	—	51.1

Net wireless additions	51.1	—	51.1		51.1	—	51.1

Consolidated:
Capital expenditures	$90.3	$88.5	$1.8	2	$268.3	$244.2	$24.1	10

FROM PRO FORMA RESULTS (B)
Wireline:
Revenues and sales	$798.6	$775.2	$23.4	3	$2,377.9	$2,318.2	$59.7	3
Access lines	3,241.4	3,403.0	(161.6)	(5)
Net access line losses	(46.2)	(38.2)	(8.0)	(21)	(116.1)	(102.9)	(13.2)	(13)
Average access lines	3,261.8	3,421.8	(160.0)	(5)	3,302.0	3,456.8	(154.8)	(4)
Broadband customers	830.2	628.5	201.7	32
Net broadband additions	48.1	57.0	(8.9)	(16)	147.6	157.9	(10.3)	(7)
Average revenue per customer per month (A)	$81.61	$75.52	$6.09	8	$80.02	$74.51	$5.51	7
Digital satellite television customers	177.5	61.5	116.0	189
Long distance customers	2,065.5	2,092.9	(27.4)	(1)

Wireless:
Wireless customers	51.1	48.7	2.4	5

Consolidated:
Capital expenditures	$100.2	$101.6	$(1.4)	(1)	$299.2	$295.4	$3.8	1

(A)	Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.

(B)	Pro forma results from current businesses adjusts results of operations under GAAP for the effects of the spin off of the Alltel wireline division and merger of that business with Valor, the discontinuance of the application of SFAS No. 71, the split off of the directory publishing business and the acquisition of CTC. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

(C)	As part of the integration of CTC, the Company reviewed its access line and long distance customer counting methodology. As a result of this review, the Company changed its methodology and access lines and long distance customers reported in historical periods have been revised to conform to the revised approach. This change resulted in a reduction of Windstream’s reported access lines of approximately 25,000 access lines and 34,000 long distance customers. Additionally, access lines reported by CTC in historical periods, which were counted as voice grade equivalents, were adjusted to conform with the Company’s revised counting methodology, which resulted in a reduction of approximately 23,000 lines.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS

	September 30, 2007	December 31, 2006
CURRENT ASSETS:
Cash and short-term investments	$67.9	$386.8
Accounts receivable (less allowance for doubtful accounts of $12.2 and $10.4, respectively)	350.8	337.2
Inventories	34.8	43.5
Prepaid expenses and other	45.7	29.2
Assets held for sale
Acquired assets held for sale	29.1	—
Directory publishing assets held for sale	69.4	80.0

Total current assets	597.7	876.7

Goodwill	2,284.9	1,965.0
Other intangibles	1,210.5	1,100.4
Net property, plant and equipment	4,073.9	3,939.8
Other assets	130.4	148.8

TOTAL ASSETS	$8,297.4	$8,030.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

	September 30, 2007	December 31, 2006
CURRENT LIABILITIES:
Current maturities of long-term debt	$65.2	$32.2
Accounts payable	160.4	169.5
Advance payments and customer deposits	94.1	82.8
Accrued dividends	119.3	119.2
Accrued taxes	59.9	31.9
Accrued interest	74.7	148.2
Other current liabilities	63.3	68.4
Liabilities related to directory publishing assets held for sale	27.7	32.4

Total current liabilities	664.6	684.6

Long-term debt	5,633.7	5,456.2
Deferred income taxes	1,077.7	990.8
Other liabilities	460.6	429.3

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	565.5	550.5
Accumulated other comprehensive income (loss)	(150.6)	(150.8)
Retained earnings	45.9	70.1

Total shareholders’ equity	460.8	469.8

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,297.4	$8,030.7

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	NINE MONTHS ENDED
	September 30, 2007	September 30, 2006
Cash Provided from Operations:
Net income	$333.5	$427.6
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	384.7	325.6
Provision for doubtful accounts	19.9	15.8
Extraordinary item, net of income taxes	—	(99.7)
Stock-based compensation expense	12.1	4.6
Pension and post retirement benefits expense	28.9	29.8
Deferred taxes	9.7	13.0
Other, net	9.4	1.9
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(24.8)	(40.7)
Accounts payable	(4.3)	27.8
Accrued interest	(74.0)	72.5
Accrued taxes	23.4	96.0
Other current liabilities	(45.5)	1.8
Other liabilities	3.1	31.8
Other, net	7.7	(21.6)

Net cash provided from operations	683.8	886.2

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(268.3)	(244.2)
Acquisition of CT Communications, net of cash acquired	(547.6)	—
Cash acquired from Valor	—	69.0
Other, net	2.0	8.1

Net cash used in investing activities	(813.9)	(167.1)

Cash Flows from Financing Activities:
Dividends paid on common shares	(357.7)	(4.9)
Dividends paid to Alltel pursuant to spin off	—	(2,275.1)
Dividends paid to Alltel prior to spin off	—	(99.0)
Repayment of debt	(577.7)	(861.4)
Debt issued, net of issuance costs	748.9	3,158.8
Changes in advances to Alltel prior to spin off	—	(276.4)
Other, net	(2.3)	—

Net cash used in financing activities	(188.8)	(358.0)

Increase (decrease) in cash and short-term investments	(318.9)	361.1

Cash and Short-Term Investments:
Beginning of the period	386.8	11.9

End of the period	$67.9	$373.0

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

		THREE MONTHS ENDED		NINE MONTHS ENDED
		September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Consolidated revenues and sales under GAAP		$822.6	$771.4	$2,433.0	$2,205.7

Pro forma adjustments:
Valor revenues and sales prior to merger	(A)	—	24.1	—	275.2
CTC revenues and sales prior to acquisition	(B)	32.5	47.5	129.3	139.3
Elimination of billings to Valor	(C)	—	(0.8)	—	(8.8)
Elimination of billings with CTC	(D)	(2.0)	(2.6)	(7.5)	(7.8)
Discontinuance of SFAS No. 71	(E)	—	—	—	(106.5)
Directory publishing revenues	(F)	(30.5)	(31.9)	(97.2)	(106.7)

Consolidated pro forma revenues and sales from current businesses		$822.6	$807.7	$2,457.6	$2,390.4

Wireline revenues and sales under GAAP		$786.6	$728.1	$2,317.9	$1,977.9

Pro forma adjustments:
Valor revenues and sales prior to merger	(A)	—	24.1	—	275.2
CTC revenues and sales prior to acquisition	(B)	25.3	37.9	101.4	110.8
Discontinuance of SFAS No. 71	(E)	—	—	—	(3.4)
Directory publishing revenues	(F)	(13.3)	(14.9)	(41.4)	(42.3)

Wireline pro forma revenues and sales from current businesses		$798.6	$775.2	$2,377.9	$2,318.2

Operating income under GAAP		$288.6	$254.1	$851.0	$613.2

Pro forma adjustments:
Valor operating income prior to the merger	(A)	—	(6.9)	—	80.9
CTC operating income prior to acquisition	(B)	2.9	6.7	13.8	16.6
CTC restructuring charges prior to acquisition	(G)	0.4	—	2.2	—
Customer list amortization from Valor	(H)	—	(2.1)	—	(24.1)
Customer list amortization from CTC	(I)	(1.5)	(2.3)	(6.1)	(6.9)
Discontinuance of SFAS No. 71	(E)	—	—	—	0.4
Restructuring and other charges	(J)	2.8	31.0	6.0	38.5
Royalty expense to Alltel	(K)	—	—	—	129.6
Operating income adjustment for split off of directory publishing
Wireline	(F)	(10.7)	(12.3)	(31.7)	(33.4)
Other	(F)	(2.2)	(0.5)	(4.9)	(4.3)

Adjusted operating income		280.3	267.7	830.3	810.5

Depreciation and amortization	(L)	132.7	130.3	384.7	393.6
Depreciation and amortization of CTC prior to acquisition	(M)	6.6	10.2	27.2	31.0
Depreciation and amortization adjustment for split off of directory publishing	(F)	—	(0.4)	—	(1.2)

Pro forma OIBDA from current businesses		$419.6	$407.8	$1,242.2	$1,233.9

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WINDSTREAM CORPORATION

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES-Page 6

Windstream Corporation has entered into various transactions over the last two years that may cause results reported under GAAP to be not necessarily indicative of future results. On July 17, 2006, Windstream Corporation was formed through the spin off of Alltel Corporation’s (“Alltel”) wireline telecommunications business to its shareholders, and the subsequent merger of that wireline business with Valor Communications Group, Inc. (“Valor”). On December 12, 2006, Windstream announced that it would split off its directory publishing business to Welsh, Carson, Anderson, and Stowe (“WCAS”), a private equity investment group and Windstream shareholder. In exchange for Windstream’s publishing business, Windstream will receive a special dividend of $40.0 million, receive approximately $210.0 million in debt relief through a debt-for-debt exchange and retire approximately 19.6 million shares in Windstream common stock currently held by WCAS. On August 31, 2007, Windstream completed the acquisition of CT Communications, Inc. (“CTC”). Under the terms of the transaction CTC shareholders received $31.50 in cash for each of their shares of CTC common stock. As disclosed in the Windstream Form 8-K filed on November 8, 2007, the Company has presented in this earnings release unaudited pro forma results from current businesses, which include results from Valor and CTC for periods prior to their acquisitions and excludes (1) results from the directory publishing business, (2) the impact of discontinuing SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation,” and (3) all restructuring charges resulting from the transactions discussed above.

Windstream’s purpose for including the results of the acquired businesses, and excluding non-recurring items and the results of the directory publishing business, is to improve the comparability of results of operations for the three and nine months ended September 30, 2007 to the results of operations for the same periods of 2006. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the Company’s operations. In the second quarter of 2007, the Company revised its presentation of historical pro forma results by adding back severance expenses that were previously excluded in prior quarters. These types of restructuring expenses should not necessarily be viewed as non-recurring. For these reasons, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

(A)	To reflect operating results recognized by Valor prior to the merger.

(B)	To reflect operating results recognized by CTC prior to acquisition.

(C)	To eliminate the intercompany revenues and related expenses associated with customer billing services provided by Alltel to Valor for periods prior to the merger.

(D)	To eliminate the intercompany revenues and related expenses primarily associated with carrier access billings between Windstream and CTC for periods prior to the merger.

(E)	These adjustments are related to the discontinuance of SFAS No. 71 during the third quarter of 2006.

(F)	To reflect the split off of the Company's directory publishing business.

(G)	Prior to the acquisition, CTC incurred $2.2 million in restructuring charges consisting primarily of transition costs related to the proposed acquisition. Of this amount, $0.4 million was recorded in the third quarter of 2007.

(H)	To recognize amortization for the acquired Valor customer list.

(I)	To recognize amortization for the acquired CTC customer list.

(J)	The Company incurred $3.3 million in costs related to the anticipated sale of its directory publishing business and $2.7 million in costs related to the acquisition of CTC during the nine months ended September 30, 2007. Of these amounts, $0.1 million in fees were recorded in the third quarter of 2007 related to the sale of the directory publishing business, and $2.7 million in costs were related to signage and rebranding, system conversion, and administrative costs for the CTC acquisition. During the nine months ended September 30, 2006, in connection with the spin off from Alltel and merger with Valor, the Company incurred $38.5 million of incremental costs, primarily consisting of consulting and legal fees. Of the expenses incurred relating to the spin off transaction, $31.0 million in fees were recorded in the third quarter of 2006.

(K)	Royalty expense charged by Alltel to the Company for the use of the Alltel brand name was eliminated due to the spin off of the wireline telecommunications business from Alltel and the cessation of these charges.

(L)	Includes depreciation and amortization expense under GAAP, Valor depreciation expense incurred prior to the merger, and other pro forma adjustments to depreciation and amortization expense.

(M)	Includes CTC depreciation and amortization expense incurred prior to the acquisition and other pro forma adjustments to depreciation and amortization expense.

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